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                                                                  EXHIBIT 2.1.5


                      FIFTH AMENDMENT TO PURCHASE AGREEMENT

        This Fifth Amendment to Purchase Agreement (this "Fifth Amendment") is made by and among GLENBOROUGH PROPERTIES, L.P., CHASE MONROE LLC, GLB CHASE ON COMMONWEALTH, L.P., GLB COURTYARD, L.P., GLB FARMHURST, L.P., GLB THE OAKS, L.P., GLB SHARONRIDGE - PHASE I, LIMITED PARTNERSHIP, GLB SHARONRIDGE - PHASE II, LIMITED PARTNERSHIP, GLB WENDOVER GLEN, L.P., GLENBOROUGH FUND V, LIMITED PARTNERSHIP, GLENBOROUGH FUND VI, LLC, and GLENBOROUGH FUND X, LIMITED PARTNERSHIP (collectively, "Transferors") and BUSH GARDENS, LLC, a Nevada limited liability company ("Buyer").


                                R E C I T A L S :

        A. Transferors and Buyer entered into that certain Purchase Agreement effective September 26, 2000 (the "Original Agreement"), pursuant to which Transferors agreed to sell to Buyer and Buyer agreed to purchase from Transferors the Properties described therein. The Original Agreement has been amended by that certain First Amendment to Purchase Agreement dated November 10, 2000 (the "First Amendment"), by that certain Second Amendment to Purchase Agreement dated as of November 30, 2000 (the "Second Amendment'), by that certain Third Amendment to Purchase Agreement dated as of December 12, 2000 (the "Third Amendment") and by that certain Fourth Amendment to Purchase Agreement dated as of December 20, 2000 (the "Fourth Amendment"). The Original Agreement as amended by the First, Second, Third and Fourth Amendments is hereinafter referred to as the "Agreement". Unless otherwise expressly defined, all capitalized terms used herein shall have the meanings given to such terms in the Agreement.

        B. Transferors and Buyer have decided to further amend the Agreement in certain respects.

        NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, Transferors and Buyer hereby agree as follows:

        1. Earnest Money. The Initial Earnest Money Deposit has been released by the Title Company pursuant to the provisions of that certain letter agreement executed on even date herewith by Glenborough Realty Trust, Inc. and Buyer, which provides that $4,240,000 will be wired to Green Park Financial and the remaining $760,000 will be wired to Mid Peninsula Bank as the Exchange Agent for Transferors. The $760,000 will be applied as a credit to the Consideration at the Closing. In the event that the Closing does not occur, Transferors shall not be required to refund the $760,000 to Buyer unless the transaction is not consummated as a result of a default by Transferors under the



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Agreement. Buyer's obligation to deposit the Remaining Earnest Money Deposit is hereby waived.

        2. Loan Commitment Date. The Loan Commitment Date, as defined in Section 5(a)(v) of the Agreement is hereby extended to December 29, 2000.

        3. Buyer's Deliveries. The deadline for the Transferors' agreement on the form and content of the Standstill Agreements and the GE Agreement is hereby extended to December 29, 2000, and Transferors' acceptance of the form of such Agreements by such date shall be a Transferor's Condition Precedent pursuant to
Section 5(b) of the Purchase Agreement.

        4. Ratification. Except as amended by this Fifth Amendment, the terms and provisions of the Agreement shall remain in full force and effect, and shall be binding upon and inure to the benefit of the parties hereto.



                  (Remainder of page intentionally left blank)



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        EXECUTED as of December 22, 2000.

TRANSFERORS:

GLENBOROUGH PROPERTIES, L.P.
a California limited partnership

By      Glenborough Realty Trust Incorporated,
        a Maryland corporation,
        its General Partner

        By ______________________________
           Its___________________________


CHASE MONROE LLC,
a Delaware limited liability company

By:     Glenborough Properties, L.P.,
        a California limited partnership
        Its Managing Member

        By:    Glenborough Realty Trust Incorporated
               Its General Partner

               By: _____________________________
                   Its__________________________


GLB CHASE ON COMMONWEALTH, L.P.,
a North Carolina limited partnership

By:     Glenborough Corporation
        Its Agent

        By: _____________________________
            Its__________________________


GLB COURTYARD, L.P.,
a North Carolina limited partnership

By:     Glenborough Corporation
        Its Agent

        By: _____________________________
            Its__________________________



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GLB FARMHURST, L.P.,
a North Carolina limited partnership

By:     Glenborough Corporation
        Its Agent

        By: _____________________________
            Its__________________________


GLB THE OAKS, L.P.,
a North Carolina limited partnership

By:     Glenborough Corporation
        Its Agent

        By: _____________________________
            Its__________________________


GLB SHARONRIDGE - PHASE I, LIMITED PARTNERSHIP, a North Carolina limited partnership

By:     Glenborough Corporation
        Its Agent

        By: _____________________________
            Its__________________________


GLB SHARONRIDGE - PHASE II, LIMITED PARTNERSHIP, a North Carolina limited partnership

By:     Glenborough Corporation
        Its Agent

        By: _____________________________
            Its__________________________



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GLB WENDOVER GLEN, L.P.,
a North Carolina limited partnership

By:     Glenborough Corporation
        Its Agent

        By: _____________________________
            Its__________________________


GLENBOROUGH FUND V, LIMITED PARTNERSHIP, a Delaware limited partnership

By:     Glenborough Realty Trust Incorporated
        Its Agent

        By: _____________________________
            Its__________________________


GLENBOROUGH FUND VI, LLC,
a Delaware limited liability company

By:     Glenborough Realty Trust Incorporated
        Its Agent

        By: _____________________________
            Its__________________________


GLENBOROUGH FUND X, LIMITED PARTNERSHIP, a Delaware limited partnership

By:     Glenborough Realty Trust Incorporated
        Its Agent

        By: _____________________________
            Its__________________________



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BUYER:

BUSH GARDENS, LLC, a Nevada limited liability company

By: _____________________________
    Its__________________________




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